EXHIBIT 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated January 4, 2018 (including amendments thereto) with respect to the common stock of Energous Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: January 4, 2018

MALCOLM P. FAIRBAIRN

/s/ Malcolm P. Fairbairn

EMILY FAIRBAIRN

/s/ Emily Fairbairn

VALLEY HIGH LIMITED PARTNERSHIP

By: Valley High Capital LLC

By:	/s/ Malcolm P. Fairbairn
Name: Malcolm P.Fairbairn
Title: Managing Member

VALLEY HIGH CAPITAL LLC

By:	/s/ Malcolm P.Fairbairn
Name: Malcolm P.Fairbairn
Title: Managing Member

GRANT FAIRBAIRN IRREVOCABLE TRUST SEPTEMBER 30, 2011

By:	/s/ Malcolm P.Fairbairn
Name: Malcolm P.Fairbairn
Title: Trustee

NINA FAIRBAIRN IRREVOCABLE TRUST SEPTEMBER 30, 2011

By:	/s/ Malcolm P.Fairbairn
Name: Malcolm P.Fairbairn
Title: Trustee

ASCEND LEGEND MASTER FUND, LTD.

By:	/s/ Malcolm P.Fairbairn
Name: Malcolm P.Fairbairn
Title: Director

ASCEND CAPITAL, LLC

By:	/s/ Malcolm P.Fairbairn
Name: Malcolm P.Fairbairn
Title: Managing Member

ASCEND CAPITAL LIMITED PARTNERSHIP

By: Ascend Capital, LLC, its general partner

By:	/s/ Malcolm P.Fairbairn
Name: Malcolm P.Fairbairn
Title: Managing Member